Apollo Medical Holdings, Inc. Announces Signing of Agreement to Purchase the Remaining 60% of Equity Interests of Diagnostic Medical Group of Southern California Within Three Years

ALHAMBRA, Calif., November 3, 2021 /PRNewswire/ -- Apollo Medical Holdings, Inc. (“ApolloMed,” and together with its subsidiaries and affiliated entities, the “Company”) (NASDAQ: AMEH), a leading physician-centric, technology-powered healthcare company focused on enabling providers in the successful delivery of value-based care, today announced that the Company’s affiliate has entered into an agreement to purchase within three years all of the remaining equity interests in Diagnostic Medical Group of Southern California (“DMG”). The Company’s affiliate currently owns 40% of DMG and has committed to purchasing the remaining 60% within three years. In accordance with relevant accounting guidance, the Company has determined that DMG is a variable interest entity of the Company, and therefore, DMG’s financial statements will be consolidated with those of the Company consistent with U.S. generally accepted accounting principles.

DMG is a complete outpatient imaging center providing MRI, CT, x-ray, bone density, nuclear medicine, ultrasound and mammogram exams, among others. DMG has been serving patients in the community since 1984 and currently operates four locations in the San Gabriel Valley area of southern California.

As the Company makes progress on its growth strategy, it expects to leverage its extensive network advantages and operational experience in introducing DMG to new markets in other geographic regions.

Kenneth Sim, M.D., Executive Chairman and Co-Chief Executive Officer of ApolloMed, stated, “We look forward to working more closely with the team at DMG going forward with a goal of continuing to support the superior quality of DMG’s patient experience for which it is already recognized within the communities it serves. We are thrilled to add DMG to ApolloMed’s extensive network of service offerings for our affiliated physicians and members and believe there is an opportunity to bring DMG’s diagnostic exam services to other geographic regions as our Company grows.”

David Chen, M.D., President of DMG, added, “DMG is pleased to expand upon our existing relationship with ApolloMed, which has been a longtime valued partner of ours. DMG has been a trusted provider of various diagnostic services in the San Gabriel Valley since 1984, and we believe working more closely with ApolloMed will enhance our overall operational efficiencies, bringing greater benefits to the patient populations we serve.”

About Apollo Medical Holdings, Inc.
ApolloMed is a leading physician-centric, technology-powered, risk-bearing healthcare company. Leveraging its proprietary end-to-end technology solutions, ApolloMed operates an integrated healthcare delivery platform that enables providers to successfully participate in value-based care arrangements, thus empowering them to deliver high quality care to patients in a cost-effective manner.

Headquartered in Alhambra, California, ApolloMed's subsidiaries and affiliates include management services organizations (MSOs), affiliated independent practice associations (IPAs), and a Next Generation Accountable Care Organization (NGACO). For more information, please visit www.apollomed.net.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements about the Company’s investment in, and arrangements with, DMG (including the Company’s acquisition of additional equity interests in DMG and integration of DMG into the Company’s network of service offerings), and ApolloMed’s ability to deliver sustainable long-term value, ability to respond to the changing environment, operational focus, strategic growth and expansion plans, and future collaboration opportunities. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of ApolloMed’s management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in ApolloMed’s reports filed with the Securities and Exchange Commission, including, without limitation, the risk factors contained in ApolloMed’s Annual Report on Form 10-K for the year ended December 31, 2020, and any subsequent Quarterly Reports on Form 10-Q.

FOR MORE INFORMATION, PLEASE CONTACT:
Investor Relations
(626) 943-6491
investors@apollomed.net

Carolyne Sohn, The Equity Group
(415) 568-2255
csohn@equityny.com